Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 22, 2023, except for retrospective adjustments to present the Qualtrics disposal group as discontinued operations as described in Note D.1 and the changes resulting from the Updated Cost Allocation Policy described in Note IN.1, with respect to the consolidated financial statements of SAP SE, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Mannheim, Germany

September 12, 2024